DENALI INVESTMENT ADVISORS, LLC

            CODE OF ETHICS REGARDING PERSONAL SECURITIES TRANSACTIONS
                           AND INSIDER TRADING POLICY

I.   General Statement

     The officers, managers, and employees of Denali Investment Advisors, LLC ("Denali" or "Advisor"), will in varying degrees participate in, or be aware of, decisions made to implement the investment policies of the Advisor's clients, including certain registered investment companies (each, a "Fund" and collectively, the "Funds") and others (each, a "Client" and collectively, the "Clients"). These relationships mandate adherence to the highest standards of conduct and integrity by each and every manager, officer, and employee. The establishment of high standards of behavior through this Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Investment Advisors, LLC (the "Code") is intended to promote compliance with applicable laws and regulations, while not unnecessarily interfering with the privacy and freedom of the individuals subject to the Code.

     It is intended that Denali and its managers, officers, and employees will conduct their investment activities as to:

     o    adhere to the requirements imposed by applicable law;

     o mitigate possible conflicts of interest between personal securities transactions and transactions for Clients, and when such possible conflicts of interest exist, place the interests of the Clients first; and

     o detect and prevent the use of material nonpublic information by Access Persons in making any investment decisions (for Clients, for personal securities accounts, or otherwise), whether that information is obtained by virtue of that person's position with the Advisor or otherwise.

     Further, while this Code refers to and is driven by the requirements of the 1940 Act, it is intended that it apply to all of the Advisor's investment activities, whether specifically for the Funds or for other Clients.

II.  Legal Requirements

     It is intended that, at a minimum, this Code be consistent with the personal investment activities requirements of Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"), the personal securities transactions requirements of Rule 204-2(a)(12) promulgated under the Investment Advisers Act of 1940, as amended (the
     "Advisers Act"),  and the material  nonpublic  information  restrictions of
     Section 204A of the Advisers Act.

III. Access Persons

     The provisions of this Code shall apply to all "access persons" of the Advisor. "Access Person" means any manager, officer, or "advisory person" of the Advisor. "Advisory Person" of the Advisor means:

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          (1)  Any  employee of the Advisor who, in  connection  with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by any Fund or other Client, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

          (2) Any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to any Fund or other Client of decisions with regard to the purchase or sale of a Covered Security by the Fund or other Client.

IV.  Covered Securities

     A "Covered Security" includes any Security in which an Access Person has, or by reason of a transaction acquires, any Beneficial Ownership, except transactions in securities that are:

          (1)  Direct obligations of the Government of the United States;

          (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or

          (3)  Shares issued by registered open-end investment companies.

V.   Definitions

     A. "Beneficial Ownership" of securities by any person subject to this Code means a direct or indirect pecuniary interest in the Security. A "direct pecuniary interest" is the opportunity, directly or indirectly, to profit, or to share the profit, from a transaction. An "indirect pecuniary interest" is generally any other financial interest, and specifically includes securities held by a partnership of which a person is a general partner; securities held by a trust to which a person is the settlor if the person can revoke the trust, or a beneficiary if the person has or shares investment control with the trustee; and equity securities that may be acquired upon exercise of any option or other right, or through conversion; and is presumed to include securities held by members of a person's Immediate Family sharing the same household.

     B. "Control" means the power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of an official position with such company; and presumptively includes a person who owns beneficially, either directly or through one or more controlled companies, twenty-five percent (25%) of the voting securities of the company.

     C. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

     D. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     E.   "Investment Personnel" means:

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          (1)  Any  employee of the Advisor who, in  connection  with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or other Client; and

          (2) Any natural person who controls the Advisor and who obtains information concerning recommendations made to the Fund or other Client regarding the purchase or sale.

     F. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     G.   "Personal Account" of an Access Person means:

          (1)  An Account as to which such person has beneficial ownership; and

          (2) An Account of any other individual or entity whose accounts are managed or controlled by or through such person (this term is deemed to include accounts of a spouse and members of the access person's immediate family living at home); and

          (3) An Account of any other individual or entity to whom such person gives advice with regard to the acquisition or disposition of securities, other than any of the Funds; provided, however, that the term "personal account" shall not be construed in a manner that would impose a limitation or restriction upon the normal conduct of business by managers, officers, employees and affiliates of the advisor.

     H. "Purchase or Sale of a Covered Security" shall include, among other things, the writing of an option to purchase or sell a Covered Security.

     I.   "SEC" means the Securities and Exchange Commission.

     J. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, or certificate of interest or participation in any profit-sharing agreement, any put, call, straddle or option, and, in general any interest or instrument commonly known as a "security."

     K. "Security Held Or To Be Acquired By Any Of The Funds" shall mean (a) any Covered Security which, within the most recent 15 days, is or has been held by any Fund or other Client or is being or has been considered by the Fund or the Advisor for purchase by the Fund and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in section (a), above.

VI.  Conflict of Interest Policy

     A. Access Persons must avoid making any personal securities transactions or engaging in any investment practices that could reasonably create a possible conflict of interest between that Access Person and any Client.

     B. In any matter involving a Covered Security in which an Access Person has or seeks to acquire a Beneficial Ownership that is also held or to be acquired by the Fund or other Client, the Access Person must resolve any known or reasonably-to-be-anticipated conflict of interest in favor of the Client.

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

     C. In connection with the direct or indirect purchase or sale of a Security Held Or To Be Acquired By Any Of The Funds or other Client for a Personal Account, no Access Person shall:

          (1) Employ any device, scheme, or artifice to defraud any Fund or other Client;

          (2) Make to any Fund or other Client any untrue statement of a material fact or omit to state to any Fund or other Client material facts necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any Fund or other Client; or

          (4) Engage in any manipulative practice with respect to any Fund or other Client.

VII. Insider Trading Policy

     A. Access Persons must avoid the use of material nonpublic information about an issuer of a Security in making any investment decisions (for customers, for personal securities accounts, or otherwise), whether that information is obtained by virtue of their position with the Advisor or otherwise.

          (1) Information is "material" if there is a substantial likelihood that a reasonable investor would consider that information important in deciding whether to buy, sell, or hold that Security.

          (2) Information is "nonpublic" if provided by the issuer of that Security or the issuer's agents and has not yet been disseminated generally to the public.

          (3) Knowledge of the identity of securities to be purchased or sold for any Fund or other Client prior to the transaction may also be considered "nonpublic" information.

     B. If you become aware of any information that could reasonably be viewed as material nonpublic information about any issuer of a Covered Security, please report the name of that issuer to the Compliance Officer immediately.

VIII. Personal Securities Transactions - Reporting Procedures

     A. The rules under the 1940 Act and the Advisers Act governing personal securities transactions require the Advisor to collect and maintain quarterly transaction reports from all Access Persons.

     B. To assist the Compliance Officer in evaluating compliance with the Conflict of Interest Policy and the Insider Trading Policy, Access Persons must also provide initial holding reports, and other periodic holdings reports, as deemed necessary and appropriate by the Compliance Officer.

     C. The Compliance Officer or his designate shall keep a list of all Access Persons, and shall maintain such list, along with the holding reports and other related information, in an

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

          organized manner that allows easy access to and retrieval of any particular reports, confirmation, or statement. These materials will be made available for inspection to the SEC staff and other government officials, to the extent required by law. Other than the President, the Compliance Officer, and their designees (including, but not limited to, outside counsel and auditors), no manager, officer, employee, or agent of the Advisor will be permitted routine access to these records. The Advisor will make all reasonable attempts to keep this information confidential.

     D. Initial Holdings Reports: All new Access Persons shall disclose all holdings of Covered Securities to the Compliance Officer no later than ten (10) days after the person becomes an Access Person on a form substantially the same as that in EXHIBIT "A" to this Code.

     E.   Quarterly Holdings Reports:

          (1) On a quarterly basis, no later than ten (10) days of the end of that calendar quarter, each Access Person shall report all transactions in Covered Securities, regardless of the amount of the transaction, to the Compliance Officer on a form substantially the same as that in EXHIBIT "B" to this Code.

          (2) In addition, each Access Person shall direct each of that Access Person's brokers to supply the Compliance Officer with duplicate copies of trade confirmations of all transactions in Covered Securities.

     F. Annual Reports: As of December 31 of each year, each Access Person shall disclose all holdings of Covered Securities to the Compliance Officer on a form substantially the same as that in EXHIBIT "C" to this Code.

     G.   Exceptions From Reporting Requirements:

          (1) No Direct or Indirect Influence or Control Over Account: An Access Person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which that Access Person has no direct or indirect influence or control.

          (2) Independent Managers: A manager of the Advisor MAY be exempt from all or part of these reporting requirements if that manager would not be a "interested person" (as defined in the 1940 Act), but for the fact that he or she (a) is a manager of the Advisor and
               (b) knowingly has a direct or indirect Beneficial Interest in securities issued by the Advisor (or an affiliate of the Adviser). In addition, that manager must (I) own, control, or hold less than five percent (5%) of the voting securities of the Advisor (or any affiliate of the Advisor) and (II) have no control of the Advisor (or any affiliate of the Advisor), either individually or by virtue of any arrangement with any other person.

               A manager of the Advisor who satisfies this standard will automatically be exempt from the initial and the annual holding report requirements. A manager of the Advisor who satisfies this standard will also be exempt from the quarterly transaction report requirement, unless that manager knew, or in the ordinary course of fulfilling his or her official duties as a manager, should have known that during the fifteen (15) day period immediately before the or after the manager's transaction in a Covered Security, the Fund or other Client purchased or sold the Covered Security, or the

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

               Fund, the other Client, or the Advisor considered purchasing or selling the Covered Security.

               After review of the particular facts and circumstances, the Compliance Officer may, in his or her discretion, exempt such manager in writing.

               Any exemption granted will be supported by a file memorandum written by the Compliance Officer explaining the basis for the exemption.

IX.  Personal Securities Transactions - Pre-clearance Procedures

     A. To promote compliance with the Conflict of Interest Policy and the Insider Trading Policy, Access Persons must adhere to the following procedures when executing personal securities transactions in Covered Securities.

     B. These procedures have been tailored to reflect the particular investment approach that the Advisor uses on behalf of its Clients, including the fixed nature of the dates on which purchases and sales are made on behalf of the Clients and the quantitative nature of Advisor's analysis.

               (1) Depending on the facts and circumstances, the Advisor may adopt other temporary procedures and will promptly inform all Access Persons before those temporary procedures go into effect.

     C. All personal securities transactions in Covered Securities must be pre-cleared.

     D. All Access Persons, other than the Compliance Officer, shall pre-clear personal securities transactions in Covered Securities through the Compliance Officer. The Compliance Officer shall pre-clear personal securities transactions in Covered Securities through the President.

               (1) All pre-clearance requests must be on a form substantially the same as that in EXHIBIT "D" to this Code.

               (2) The Compliance Officer will maintain these forms (both approvals and denials) and will evaluate them for, among other things, the purpose of identifying any personal securities transactions trends that may raise an inference of being inconsistent with this Code.

     E. DURING THE PERIOD BEGINNING FOUR (4) BUSINESS DAYS PRIOR TO CLIENT TRADING AND ENDING ON THE DAY AFTER ALL CLIENT TRANSACTIONS HAVE BEEN
          EXECUTED:

               (1) As a matter of policy, no trades will be permitted in any Covered Security that, based on the parameters of the current model, could conceivably be purchased for or sold for any Fund or other Client.

               (2) Absent unusual circumstances, the Compliance Officer expects to be able to authorize all other pre-clearance requests. However, depending on the particular facts and circumstances, these other requests could also be denied.

     F.   At All Other Times:
          ------------------

               (1) The Compliance Officer will maintain a list of Covered Securities held for any Fund or other Client.

               (2) Requests to trade any Covered Security held for the Client will be subject to close scrutiny by the Compliance Officer.

               (3) Absent unusual circumstances, the Compliance Officer expects to be able to authorize all other pre-clearance requests. However, depending on the particular facts and circumstances, these other requests could also be prohibited.

     G.   SPECIAL  RULES FOR  INVESTMENTS  BY  INVESTMENT  PERSONNEL IN IPOS AND
          LIMITED OFFERINGS. Investment Personnel of the Advisor must obtain approval from the Advisor before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

X.   Acceptance and Annual Certification

     Each Access Person shall receive a copy of the Code. Any amendment to this Code shall be similarly furnished to each Access Person. Acceptance of a copy of the Code implies an acknowledgement of the duty to abide by it.

     Each Access Person shall certify that they have read and understand this Code and recognize that they are subject to it. Further, such Access Person shall certify annually that they have complied with the requirement of this Code and that they have reported all personal securities transactions required to be reported pursuant to the requirements of this Code. The annual certification of compliance with this Code shall be made on a form substantially the same as that in Exhibit "E" to this Code.

XI.  Annual Review and Update

     The Compliance Officer will annually review this Code and update this Code as necessary or appropriate to conform to applicable changes in laws, regulations, or business practices of the Advisor.

XII. Reporting of Violations to the Board of Managers

     The Compliance Officer shall be responsible for the review of the quarterly transaction reports, the initial holdings reports and annual holdings reports required under this Code of Ethics. In connection with the review of these reports, the Compliance Officer shall take appropriate measures to determine whether each Access Person of the Advisor has complied with the provisions of this Code of Ethics. The Compliance Officer of the Advisor shall prepare an annual report relating to this Code of Ethics to the Board of Managers of the Advisor and each Fund.

     Such annual report shall:

               (1) Describe any issues arising under the Code of Ethics or procedures during the past year.

               (2) Identify any material violations of this Code of Ethics or procedures, including sanctions imposed in response to such violations during the past year.

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

               (3) Identify any recommended changes in the existing restrictions or procedures based upon the Advisor's experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

               (4) Certify that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics

XIII. Sanctions

     Violation of this Code or any section shall be grounds for discipline, including immediate termination. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Managers of the Advisor.

XIV. Interpretations and Exceptions

     Any questions regarding the applicability, meaning or administration of the Code shall be referred to the Compliance Officer by the person concerned in advance of any contemplated transaction. The Compliance Officer may grant exemptions if it reasonably appears to the Compliance Officer, in his sole discretion, that the contemplated transaction is in accordance with this Code.

XV.  Acceptance

     Each person to whom this Code is applicable shall receive a copy of the Code. Any amendment to this Code shall also be furnished to each person to whom it applies. Acceptance of a copy of the Code implies an acknowledgement of the duty to abide by it.

XVI. Records

     A copy of this Code, a copy of each record of violations of the Code (if any), a copy of each report by each Access Person, a copy of each report under this Code to the Managers of the Advisor or the Board of Trustees of any Fund, and a list of all persons required to make such reports and the reviewers of those reports, will be preserved with the Advisor's records for the period required by Rule 17j-1 of the Act.

Revised:  15 January 2002

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

                                   EXHIBIT "A"

                         DENALI INVESTMENT ADVISORS, LLC

                             INITIAL HOLDINGS REPORT

Please complete, sign, date, and return this form to the Compliance Officer. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Investment Advisors, LLC (the "Code").

1.   I became an Access Person on: _______________________.

2. As of the date I became an Access Person, either: (Please check one of these two boxes)

[ ] Neither a member of my Immediate Family sharing the same household nor I has Beneficial Ownership in any Covered Security that is required to be reported pursuant to the Code.

[ ] Below is a list of the Covered Securities over which either a member of my Immediate Family sharing the same household or I could be deemed to have Beneficial Ownership. This report is not an admission that I have or had any beneficial interest in the securities listed below.

--------------------------------------------------------------------------------
Name of Security      Type of Security                         Number of Shares/
                      (Public, Private, Partnership, etc.)     Principal Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. As of the date I became an Access Person, either: (Please check one of these two boxes)

[ ] There are no accounts that I maintain in which any securities are held for my direct or indirect benefit.

[ ] Below is a list of the names of the brokers, dealers, and banks with whom I maintain an account in which any securities were held for my direct or indirect benefit:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


Signed:                                 Date:
       -----------------------------         -----------------------------------
Name:                                   Date Received:            Initial:
     -------------------------------                  -----------         ------

                                   EXHIBIT "B"

                         DENALI INVESTMENT ADVISORS, LLC

                QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT

                      (FOR BOTH 1940 ACT AND ADVISERS ACT)

Please complete, sign, date, and return this form to the Compliance Officer. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Investment Advisors, LLC (the "Code").

1. During the quarter ended ___________________: (Please check one of these two boxes)

[ ] Neither a member of my Immediate Family sharing the same household nor I have acquired or disposed of Beneficial Ownership in any Covered Security that is required to be reported pursuant to the Code.

[ ] Below is a list of the Covered Securities over which either me or a member of my Immediate Family sharing the same household could be deemed to have acquired or disposed of Beneficial Ownership. This report is not an admission that I have or had any beneficial interest in the securities listed below.

-------------------------------------------------------------------------------------------------------
Name of      Date of         Number of     Price per     Total Dollar     Transaction     Name
Security     Transaction     Shares or     Share         Amount           (Purchase,      Broker/Dealer
                             Principal                                    Sale, Other)    or Bank
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

2. During the quarter ended ___________________: (Please check one of these two boxes)

[ ] I did not open an account that I maintain in which any securities are held for my direct or indirect benefit.

[ ] Below is a list of the names of the brokers, dealers, and banks with whom I opened an account that I maintain in which any securities were held for my direct or indirect benefit:

     Name of Broker/Dealer/Bank:                  Date Account Opened:
                                -----------------                     ----------
     Name of Broker/Dealer/Bank:                  Date Account Opened:
                                -----------------                     ----------

Signed:                                 Date:
       -----------------------------         -----------------------------------
Name:                                   Date Received:            Initial:
     -------------------------------                  -----------         ------

                                   EXHIBIT "C"

                         DENALI INVESTMENT ADVISORS, LLC

                             ANNUAL HOLDINGS REPORT

Please complete, sign, date, and return this form to the Compliance Officer. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Investment Advisors, LLC (the "Code"). YOU MUST SUBMIT THIS REPORT BY 30 JANUARY 200__.

1.   This report is current as of: 31 December 200__.

2.   As of this report date, either: (Please check one of these two boxes)

[ ] Neither a member of my Immediate Family sharing the same household nor I has Beneficial Ownership in any Covered Security that is required to be reported pursuant to the Code.

[ ] Below is a list of the Covered Securities over which either a member of my Immediate Family sharing the same household or I could be deemed to have Beneficial Ownership. This report is not an admission that I have or had any beneficial interest in the securities listed below.

--------------------------------------------------------------------------------
Name of Security      Type of Security                         Number of Shares/
                      (Public, Private, Partnership, etc.)     Principal Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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3.   As of this report date, either: (Please check one of these two boxes)

[ ] There are no accounts that I maintain in which any securities are held for my direct or indirect benefit.

[ ] Below is a list of the names of the brokers, dealers, and banks with whom I maintain an account in which any securities were held for my direct or indirect benefit:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

Signed:                                 Date:
       -----------------------------         -----------------------------------
Name:                                   Date Received:            Initial:
     -------------------------------                  -----------         ------

                                   EXHIBIT "D"

                         DENALI INVESTMENT ADVISORS, LLC

              PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE REQUEST

Please complete, sign, date, and return this form to the Compliance Officer. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Investment Advisors, LLC (the "Code").

Investment Personnel of the Advisor must obtain approval from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

I request clearance, on my behalf or on behalf of an Immediate Family member sharing my household, to trade the following Security:

I am not aware of any material nonpublic information about the issuer of this Security.

I am not aware of any pending trades in this security for any Client.

Issuer:
                                 ---------------------------------
Security:
                                 ---------------------------------
Type of Transaction:
                                 ---------------------------------
Anticipated Trade Date:
                                 ---------------------------------
Anticipated Number of Shares:
                                 ---------------------------------

Signed:                                 Date:
       ----------------------------          -----------------------------------
Name:
     ------------------------------

APPROVED by the Compliance Officer:
--------

Signed:                                 Date:
       ----------------------------          -----------------------------------
Reasons:
        ------------------------------------------------------------------------

DENIED by the Compliance Officer:
------

Signed:                                 Date:
       ----------------------------          -----------------------------------
Reasons:
        ------------------------------------------------------------------------

                                   EXHIBIT "E"

                      INITIAL AND ANNUAL RESPONSE STATEMENT
      CODE OF ETHICS REGARDING PERSONAL SECURITIES TRANSACTIONS AND INSIDER
                                 TRADING POLICY

I certify that I have received, understand, and will abide by the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC as the same may be from time to time amended.

I know that failure to so abide may constitute a violation of federal and/or state securities laws and regulations that may subject me to civil liabilities and/or criminal penalties.

I acknowledge that failure to observe the provisions of the Code shall be a basis for any appropriate sanction, including dismissal.

I certify that, to the best of my knowledge and belief, I am in compliance with the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy.

I certify that I have instructed every broker, dealer, or bank with whom I have an account, to forward a duplicate copy of my transaction confirmations to Denali Advisors, LLC.

The following list contains all of my Immediate Family (as defined in the Code) sharing the same household:

                  Name:                            Relationship:

     ------------------------------     ----------------------------------

     ------------------------------     ----------------------------------

     ------------------------------     ----------------------------------

     ------------------------------     ----------------------------------

     ------------------------------     ----------------------------------

I agree that I will promptly provide the Compliance Officer with any changes to this list.

Signed:                                 Date:
       -----------------------------         -----------------------------------
Name:                                   Date Received:            Initial:
     -------------------------------                  -----------         ------